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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT


         Set forth below is a list of certain subsidiaries of the Company at January 29, 1994. All of the voting securities of each named subsidiary are owned by the Company or by another subsidiary of the Company.

Subsidiaries

         JCPenney Business Services, Inc. (Delaware)
         J. C. Penney Financial Services, Inc. (Delaware)
         J. C. Penney Funding Corporation (Delaware)
         J. C. Penney Life Insurance Company (Vermont)
         JCPenney National Bank (National Association)
         JCPenney Card Bank (National Association)
         J. C. Penney Properties, Inc. (Delaware)
         JCP Realty, Inc. (Delaware)
         JCP Receivables, Inc. (Delaware)
         Thrift Drug, Inc. (Delaware)


         Separate financial statements are filed for J. C. Penney Funding Corporation, a consolidated subsidiary, in its separate Annual Report on Form 10-K.

         The names of other subsidiaries have been omitted because these unnamed subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.